                                                                   Exhibit 4.24

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                                CREDIT AGREEMENT

                            Dated as of May 23, 1997

                                     among

                         PARLUX, LTD., as Borrower, and

                     PARLUX FRAGRANCES, INC., as Guarantor

                                      and

                             THE LENDER OR LENDERS
                            WHICH ARE OR MAY BECOME
                                PARTIES HERETO,
                                   as LENDERS

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                            as Agent for the Lenders




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
                               TABLE OF CONTENTS
                               -----------------

                                                                                                                PAGE

1.     AMOUNT AND TERMS OF CREDIT.................................................................................1

         1.1      Revolving Credit Loans and Letter of Credit Obligations.........................................1
         1.2      Use of Proceeds.................................................................................3
         1.3      Single Obligation...............................................................................3
         1.4      Interest........................................................................................3
         1.5      Eligible Accounts and Inventory.................................................................5
         1.6      Fees............................................................................................6
         1.7      Cash Management Systems.........................................................................7
         1.8      Receipt of Payments.............................................................................7
         1.9      Application and Allocation of Payments..........................................................7
         1.10     Loan Account and Accounting.....................................................................8
         1.11     Indemnity.......................................................................................8
         1.12     Access..........................................................................................9
         1.13     Taxes.......................................................................................... 9
         1.14     Additional Provisions..........................................................................10

2.     CONDITIONS PRECEDENT......................................................................................12

         2.1      Conditions to the Initial Loans or Initial Letter of Credit Obligations........................12
         2.2      Further Conditions to Each Loan or Letter of Credit Obligation.................................13

3.     REPRESENTATIONS AND WARRANTIES............................................................................14

         3.1      Corporate Existence; Compliance with Law.......................................................14
         3.2      Executive Office; Corporate or Other Names.....................................................15
         3.3      Corporate Power; Authorization; Enforceable Obligations........................................15
         3.4      Financial Statements and Projections...........................................................15
         3.5      Material Adverse Change........................................................................15
         3.6      Ownership of Property; Liens...................................................................16
         3.7      Restrictions; No Default.......................................................................16
         3.8      Labor Matters..................................................................................16
         3.9      Subsidiaries, Joint Ventures and Affiliates;
                  Outstanding Stock and Indebtedness.............................................................17
         3.10     Government Regulation..........................................................................17
         3.11     Margin Regulations.............................................................................17
         3.12     Taxes..........................................................................................18
         3.13     ERISA..........................................................................................18
         3.14     No Litigation..................................................................................19
         3.15     Brokers........................................................................................19
         3.16     Employment Matters.............................................................................19
         3.17     Patents, Trademarks, Copyrights and Licenses...................................................20
         3.18     Full Disclosure................................................................................20

         3.19     Hazardous Materials............................................................................20
         3.20     Insurance Policies.............................................................................20
         3.21     Cash Management and Other Deposit Accounts.....................................................20
         3.22     Solvent Financial Condition....................................................................21

4.     FINANCIAL STATEMENTS AND INFORMATION......................................................................21

         4.1      Reports and Notices............................................................................21
         4.2      Communication with Accountants.................................................................21

5.     AFFIRMATIVE COVENANTS.....................................................................................21

         5.1      Maintenance of Existence and Conduct of Business...............................................21
         5.2      Payment of Obligations.........................................................................22
         5.3      Books and Records..............................................................................22
         5.4      Litigation.....................................................................................22
         5.5      Insurance......................................................................................22
         5.6      Compliance with Laws...........................................................................23
         5.7      Compliance with Agreements.....................................................................23
         5.8      Supplemental Disclosure........................................................................23
         5.9      Employee Plans.................................................................................24
         5.10     Environmental Matters..........................................................................24
         5.11     Landlord, Processor and Licensor Agreements....................................................24

6.     NEGATIVE COVENANTS........................................................................................25

         6.1      Mergers, Etc...................................................................................25
         6.2      Investments; Loans.............................................................................25
         6.3      Indebtedness...................................................................................25
         6.4      Transactions with Affiliates and Perfumania....................................................25
         6.5      Capital Structure and Business.................................................................26
         6.6      Guaranteed Indebtedness........................................................................26
         6.7      Liens..........................................................................................26
         6.8      Sale of Assets.................................................................................26
         6.9      Events of Default..............................................................................26
         6.10     ERISA..........................................................................................27
         6.11     Financial Covenants............................................................................27
         6.12     Hazardous Materials............................................................................27
         6.13     Sale-Leasebacks................................................................................27
         6.14     Cancellation of Indebtedness...................................................................27
         6.15     Restricted Payments............................................................................27

7.     TERM......................................................................................................28

         7.1      Termination....................................................................................28
         7.2      Survival of Obligations Upon Termination of Financing Arrangement..............................28


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


8.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES....................................................................28

         8.1      Events of Default..............................................................................28
         8.2      Remedies.......................................................................................30
         8.3      Waivers by Borrower............................................................................31

9.     ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT.......................................................31

         9.1      Assignment and Participations..................................................................31
         9.2      Appointment of Agent...........................................................................33
         9.3      Agent's Reliance, Etc..........................................................................34
         9.4      GE Capital and Affiliates......................................................................34
         9.5      Lender Credit Decision.........................................................................34
         9.6      Indemnification................................................................................35
         9.7      Successor Agent................................................................................35
         9.8      Setoff and Sharing of Payments.................................................................36
         9.9      Revolving Credit Loans; Payments; Non-Funding Lenders; Information.............................36

10.    SUCCESSORS AND ASSIGNS....................................................................................38

         10.1     Successors and Assigns.........................................................................38

11.    MISCELLANEOUS.............................................................................................39

         11.1     Complete Agreement; Modification of Agreement..................................................39
         11.2     Amendments and Waivers.........................................................................39
         11.3     Fees and Expenses..............................................................................40
         11.4     No Waiver......................................................................................42
         11.5     Remedies.......................................................................................42
         11.6     Severability...................................................................................42
         11.7     Conflict of Terms..............................................................................42
         11.8     Confidentiality................................................................................42
         11.9     Governing Law..................................................................................43
         11.10    Notices........................................................................................43
         11.11    Section Titles.................................................................................44
         11.12    Counterparts...................................................................................44
         11.13    Waiver of Jury Trial...........................................................................44
         11.14    Press Releases.................................................................................44
         11.15    Reinstatement..................................................................................45
         11.16    Advice of Counsel..............................................................................45
         11.17    No Strict Construction.........................................................................45


                    INDEX OF EXHIBITS, SCHEDULES AND ANNEXES
                    ----------------------------------------

Exhibit A-1                -        Form of Notice of Revolving Credit Loan
Exhibit A-2                -        Form of Borrowing Base Certificate
Exhibit A-3                -        Form of Compliance Certificate
Exhibit B                  -        Form of Revolving Credit Note
Exhibit C                  -        Form of Guaranty Agreement
Exhibit D-1                -        Form of Security Agreement
Exhibit D-2                -        Form of Stock Pledge Agreement
Exhibit D-3                -        Form of Trademark Security Agreement
Exhibit E                  -        Form of Landlord Agreement
Exhibit F-1                -        Form of Processor Agreement
Exhibit F-2                -        Form of Licensor Agreement
Exhibit F-3                -        Form of FHBH Consent
Exhibit G                  -        Forms of Cash Management Account Agreements
Exhibit H                  -        Form of Telephone Instruction Letter
Exhibit I                  -        Form of Accountant/Tax Adviser Disclosure Letter
Exhibit J                  -        Forms of Closing Certificates
Exhibit K                  -        Form of Opinion of Borrower's and Parent's Counsel
Exhibit L                  -        Form of Existing Indebtedness Pay-Off Confirmation Letter
Exhibit M                  -        Form of Pay Proceeds Letter
Exhibit N                  -        Form of Assignment Agreement

Schedule 1.2               -        Refinanced Indebtedness
Schedule 1.5(a)            -        Eligible Accounts
Schedule 1.5(b)            -        Eligible Inventory
Schedule 3.4               -        Financial Statements and Projections
Schedule 3.6               -        Real Estate and Leases
Schedule 3.8               -        Labor Matters
Schedule 3.9               -        Subsidiaries, Joint Ventures, and Affiliates; Outstanding Stock and
                                    Indebtedness
Schedule 3.12              -        Tax Matters
Schedule 3.13              -        ERISA Plans
Schedule 3.14              -        Litigation
Schedule 3.15              -        Brokers
Schedule 3.16              -        Employment Matters
Schedule 3.17              -        Patents, Trademarks, Copyrights and Licenses
Schedule 3.19              -        Hazardous Materials
Schedule 3.20              -        Insurance Policies
Schedule 3.21              -        Cash Management and Other Deposit Accounts and Banks
Schedule 4.1               -        Financial Statements and Other Notices
Schedule 6.7               -        Liens
Schedule 6.11              -        Financial Covenants
Schedule 11.10             -        Notice Addresses



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



Annex A           -        Definitions
Annex B           -        Letters of Credit
Annex C           -        Cash Management System
Annex D           -        Schedule of Documents


                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT (this "AGREEMENT"), dated as of May 23, 1997, is made by and among PARLUX, LTD., a New York corporation ("BORROWER"), PARLUX FRAGRANCES, INC., a Delaware corporation, ("PARENT"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE CAPITAL"), for itself, as a Lender, and as Agent for the Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS

                  A. Borrower is a wholly-owned subsidiary of Parent.

                  B. Parent and Borrower desire that Borrower obtain up to a total of Twenty-Five Million Dollars ($25,000,000) in credit from the Lenders and the Agent, and the Lenders and the Agent are willing to extend such credit to Borrower of up to such total amount at any one time, all upon the terms and conditions set forth herein.

                  C. Capitalized Terms used herein shall have the meanings ascribed to them on ANNEX A to this Agreement. All Schedules, Annexes and Exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. As used herein, the plural shall include the singular, the singular shall include the plural, and pronouns in any gender (masculine, feminine or neuter) shall apply to all genders. These Recitals shall be construed as part of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

         1.       AMOUNT AND TERMS OF CREDIT

                  1.1 REVOLVING CREDIT LOANS AND LETTER OF CREDIT OBLIGATIONS.
(a) Upon and subject to the terms and conditions hereof, each Lender agrees to make available, from time to time prior to the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor, Revolving Credit Loans (each a "REVOLVING CREDIT LOAN") in an aggregate principal amount outstanding which shall not at any one time exceed an amount equal to such Lender's Commitment; PROVIDED, however, that the sum of the aggregate outstanding principal balance of all Revolving Credit Loans made by all Lenders hereunder PLUS the aggregate outstanding balance of all Letter of Credit Obligations incurred by the Agent and the Lenders hereunder shall not exceed at any time the lesser of the Borrowing Base at such time and the Maximum Revolving Credit Loans. The obligations of each Lender hereunder shall be several and not joint. All Revolving Credit Loans shall be made by all Lenders on the basis of their respective Pro Rata Shares of the Commitments. Until all amounts outstanding in respect of the Borrower's advance of Revolving
Credit Loans shall become due and payable on the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this

SECTION 1.1(a). Each advance of Revolving Credit Loans shall be made on notice by Borrower to the Agent, given no later than 11:00 a.m. (Eastern Standard time) on the Business Day of the proposed advance. Such notice (each a "NOTICE OF REVOLVING CREDIT LOAN") shall be substantially in the form of EXHIBIT A-1 hereto, specifying therein the requested date of such advance, the aggregate amount of such Revolving Credit Loans, and such other information as may be required by the Agent and shall be given in writing (by telecopy, telex or cable) or by telephone confirmed immediately in writing.

               (b) The Revolving Credit Loans made by each Lender shall be evidenced by a note dated the Closing Date and executed by Borrower in favor of such Lender substantially in the form of EXHIBIT B (each, a "REVOLVING CREDIT NOTE" and, collectively, the "REVOLVING CREDIT NOTES"). The Revolving Credit
Note in favor of each Lender shall represent the obligation of Borrower to pay the amount of such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender with interest thereon as prescribed in SECTION 1.4. The entire unpaid balance of the Revolving Credit Loans of Borrower shall be immediately due and payable in full on the Commitment Termination Date.

               (c) Subject to the terms and conditions of ANNEX B, Borrower shall have the right to request, and the Lenders and the Agent agree to incur, Letter of Credit Obligations for Borrower in accordance with ANNEX B.

               (d) In the event that the outstanding balance of the Revolving Credit Loans shall, at any time, exceed any of the applicable limits set forth in SECTION 1.1(a) above, Borrower shall immediately prepay all Revolving Credit Loans ratably by the amount of such excess. If the unpaid principal balance of the Revolving Credit Loans should at any time exceed any of the above-referenced limits, the excess balance nevertheless shall constitute Obligations of Borrower that are secured by the Collateral and entitled to all of the benefits thereof and of the other Loan Documents and shall be evidenced by the Revolving Credit Notes.

               (e) Borrower shall have the right at any time on sixty (60) days' prior written notice to the Agent and each Lender to prepay all of the Lenders' Revolving Credit Loans, cause all outstanding Letter of Credit Obligations to be cancelled, and terminate this Agreement, all without premium or penalty except as expressly provided in this paragraph or in SECTION 1.6(d) below, and upon such prepayment, cancellation and termination Borrower's rights to receive any further Revolving Credit Loans or cause the Lenders and the Agent to incur any further Letter of Credit Obligations shall simultaneously terminate; PROVIDED, however, that a prepayment of any Revolving Credit Loan which constitutes a Fixed Rate Loan may be made without penalty or premium by Borrower only on the last day of the Interest Period applicable thereto and if any such prepayment is made on a day that is not the last day of the applicable Interest Period, Borrower shall pay any additional amount due under SECTION 1.14(d) below. In the event Borrower exercises its right under this paragraph to prepay the Revolving Credit Loans, cause the Letter of Credit Obligations to be cancelled and terminate this Agreement, Borrower agrees that such prepayment, cancellation and termination shall be accompanied by the payment by Borrower of all accrued and unpaid interest and all Fees and other remaining Obligations.

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

          1.2 USE OF PROCEEDS. Borrower shall utilize the proceeds of the Revolving Credit Loans solely to (i) refinance in full on the Closing Date all of the Existing Indebtedness described on SCHEDULE 1.2 and finance payment of the Tax Deficiency (ii) finance the payment of the Fees and expenses associated with the initial closing of this Agreement, and (iii) finance the working capital needs of Borrower. Borrower may request that the Lenders and the Agent incur Letter of Credit Obligations to support any other transaction for which Borrower could obtain a Revolving Credit Loan pursuant to clause (iii) above. Borrower may advance the proceeds of any Loans to the Foreign Subsidiary or use Loan proceeds to finance the working capital needs of the Foreign Subsidiary so long as the aggregate cumulative principal amount of all such Loans does not exceed $4,800,000 during any one Fiscal Year.

          1.3 SINGLE OBLIGATION The Loans, any Letter of Credit Obligations, and all of the other Obligations of the Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrower secured, until the Termination Date, by all of the Collateral.

          1.4 INTEREST. (a) Borrower shall pay interest on the outstanding Loans to the Agent, for ratable distribution to the Lenders in accordance with their respective Pro Rata Shares of such Loans, in arrears on the first (1st) day of each calendar month, commencing with the calendar month following the calendar month in which the Closing Date occurs, and continuing to be due on the first
(1st) day of each succeeding calendar month thereafter; PROVIDED, however, that
(i) accrued interest on any Fixed Rate Loan shall be payable by Borrower to the Agent, for ratable distribution to the Lenders as aforesaid, in arrears on the last day of the Interest Period applicable thereto and (ii) in all cases accrued interest on all of the Loans shall be payable by Borrower to the Agent, for ratable distribution to the Lenders as aforesaid, on the Commitment Termination Date. If any interest on any of the Loans accrues or remains payable after the Commitment Termination Date, such interest shall be payable by Borrower upon demand by the Agent or any Lender.

               (b) Except as provided in paragraph (c) below, Borrower shall be obligated to pay interest on the outstanding principal balance of each Loan from the date such Loan is made until such Loan is repaid in full at a floating rate (each such rate, a "FLOATING RATE") equal the Prime Rate (as in effect for each calendar month during the term hereof) PLUS the Applicable Margin therefor. Loans bearing interest at the Floating Rate are herein referred to as the "FLOATING RATE LOANS". On the Closing Date and continuing through the last day of the calendar month in which the Closing Date occurs, the Floating Rate Loans shall bear interest at the Prime Rate (as in effect on the Business Day immediately preceding the Closing Date) PLUS the Applicable Margin therefor.

               (c) Provided that no Default or Event of Default has occurred and is then continuing, and subject to the terms and conditions set forth herein, Borrower may, by a written notice (or by telephonic notice promptly confirmed in writing) delivered to the Agent not later than 12:00 a.m. (Eastern Standard Time) on the third (3rd) Business Day prior to the Interest Period designated by Borrower in such notice (each such notice being herein referred to as a "NOTICE OF FIXED RATE ELECTION"), direct that interest accrue on the unpaid principal balance of the Loans (or any portion thereof which is in an amount of not less than $500,000 or any greater integral multiple of $100,000) outstanding from time to time during such Interest Period (each such Loan or portion thereof being herein referred to as a "FIXED RATE LOAN") at a fixed rate per annum (each such rate, a "FIXED RATE") equal to the sum of the Adjusted LIBOR for such Interest Period PLUS the Applicable Margin therefor; PROVIDED, however, that (i) not more than four (4) such Interest Periods may be in effect at any one time, (ii) no Interest Period may extend beyond the Commitment Termination Date, (iii) any prepayment of a Fixed Rate Loan may be made without penalty or premium by Borrower only on the last day of the Interest Period applicable thereto and if any such prepayment is made on a day that is not the last day of the applicable Interest Period, Borrower shall pay any additional amount due under SECTION 1.14(d) below, and (iv) upon the occurrence and during the continuation of any Default or Event of Default, the Agent may (and the Agent shall, if requested in writing to do so by the Requisite Lenders) suspend Borrower's right to use the aforesaid Fixed Rate option. Upon determining the Adjusted LIBOR for an Interest Period requested by Borrower, the Agent shall promptly notify Borrower and the other Lenders by telephone (which shall be promptly confirmed in writing) of such determination, and such determination shall, in the absence of manifest error, be final, conclusive and binding for all purposes hereunder.

               (d) The Agent shall be entitled to rely upon and shall be fully protected under this Agreement in relying on any Notice of Fixed Rate Election believed by the Agent to be genuine and to assume that the persons giving the same on behalf of Borrower were duly authorized unless the responsible individual acting thereon for the Agent shall have actual notice to the contrary. In the event that Borrower shall fail to give a new Notice of Fixed Rate Election with respect to any Fixed Rate Loan at the expiration of the Interest Period applicable thereto, the entire principal amount of such Fixed Rate Loan shall thereafter bear interest at the Floating Rate as in effect from time to time unless and until Borrower thereafter shall give a new Notice of Fixed Rate Election with respect thereto in accordance with paragraph (c) above.

               (e) All computations of interest hereunder or under the other Loan Documents shall be made on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (f) So long as any Default or Event of Default shall have occurred and be continuing, at the election of the Agent (or upon the written request of the Requisite Lenders) the interest rate applicable to the Loans or other Obligations shall be increased by up to two percentage points (2%) per annum above the rate otherwise applicable (the "DEFAULT RATE").

               (g) Notwithstanding anything to the contrary set forth in this
SECTION 1.4, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder by Borrower exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "MAXIMUM LAWFUL RATE"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder by Borrower shall be equal to the Maximum Lawful Rate; PROVIDED, however, that if at any time thereafter the rate of interest payable by Borrower hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Agent, on behalf of the Lenders, from the making of Revolving Credit Loans hereunder to Borrower is equal to the total interest which would have been received had the interest rate payable hereunder by Borrower been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable by Borrower hereunder shall be the rate of interest otherwise provided in this
SECTION 1.4, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms of this Agreement or any other Loan Document exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof or thereof at the Maximum Lawful Rate. All interest paid by, charged to or collected from Borrower hereunder or under any other Loan Document shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread throughout the full term of the Obligation on which it accrued. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this SECTION 1.4(g), shall make a final determination that any Lender has received interest hereunder or under any of the Loan Documents from Borrower in excess of the Maximum Lawful Rate, the Agent shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due such Lender from Borrower and not yet paid hereunder, then to the outstanding principal of the Obligations of Borrower to such Lender, then to Fees due to such Lender and any other unpaid Obligations owed by Borrower to such Lender and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          1.5 ELIGIBLE ACCOUNTS AND INVENTORY. (a) Based on the most recent Borrowing Base Certificate delivered by Borrower to the Agent and on other information available to the Agent, the Agent shall determine in accordance with SCHEDULE 1.5(a) which Accounts of Borrower shall be deemed to be "ELIGIBLE ACCOUNTS" for purposes of determining the maximum amount of the Revolving Credit Loans or Letter of Credit Obligations, if any, to be advanced or incurred by the Lenders and/or the Agent hereunder. In determining whether a particular Account constitutes an Eligible Account, the Agent shall not be required to include any such Account which does not meet the criteria set forth on SCHEDULE 1.5(a).

               (b) Based on the most recent Borrowing Base Certificate delivered by Borrower to the Agent and on other information available to the Agent, the Agent shall determine in accordance with SCHEDULE 1.5(b) which Inventory of Borrower shall be deemed to be "ELIGIBLE INVENTORY" for purposes of determining the maximum amount of the Revolving Credit Loans or the Letter of Credit Obligations, if any, to be advanced or incurred by the Lenders and/or the Agent hereunder. In determining whether any particular item of Inventory constitutes Eligible Inventory, the Agent shall not be required to include any such Inventory which does not meet the criteria set forth on SCHEDULE 1.5(b).

               1.6 FEES. (a) As additional compensation for GE Capital's costs and risks in making the Revolving Credit Loans available to Borrower during this Agreement's initial term, Borrower agrees to pay to GE Capital, for its own account, a non-refundable closing fee of $125,000 (the "CLOSING FEE"). The Closing Fee shall be fully earned and shall be due on the Closing Date and there shall be credited against the Closing Fee, the commitment letter fee and the unused balance (if any) of any underwriting deposit theretofor paid by Borrower to GE Capital in connection with the Loans.

               (b) As additional compensation for the Lenders' costs and risks in making the Revolving Credit Loans available to Borrower, Borrower agrees to pay to the Agent, for ratable distribution to the Lenders in accordance with their Pro Rata Shares, in arrears for the preceding month, on the first day of each calendar month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds (the "NON-USE FEE") in an amount equal to three-eighths of one percent (0.375%) per annum of the difference between the daily average for such month of (i) the Maximum Revolving Credit Loans MINUS (ii) the sum of the outstanding balance of all of the Letter of Credit Obligations and the aggregate outstanding principal balance of the Revolving Credit Loans during the period for which the Non-use Fee is due. The Non-use Fee shall be computed on the basis of a 360-day year and the actual days elapsed.

               (c) The Borrower also shall reimburse the Agent for all expenses incurred by the Agent in connection with the Agent's monitoring of the Collateral and Borrower agrees to pay to the Agent a field examination fee (a "FIELD EXAMINATION FEE") of $600 per day per person in connection with the Agent's field examinations of the Collateral; provided, however, unless a Default or Event of Default then exists, the Agent shall not charge Field Examination Fees for more than two (2) such field examinations during each 12-month period following the Closing Date.

               (d) If Borrower terminates this Agreement pursuant to SECTION 1.1(e) above at any time during any period specified below, Borrower shall pay to the Agent, for ratable distribution to the Lenders in accordance with their Pro Rata Shares, at the time of such early termination, a fee (the "EARLY TERMINATION FEE") in an amount equal to the percentage specified below for such period multiplied by the amount of the Maximum Revolving Credit Loans as then in effect:

                          Period                           Percentage
                          ------                           ----------

           Closing Date until (but not including) the
           first (1st) anniversary thereof                    3.0%

           First (1st) anniversary of the Closing Date
           until (but not including) the second (2nd)
           anniversary thereof                                2.0%

           Second (2nd) anniversary of the Closing
           Date until (but not including) the third
           (3rd) anniversary thereof                          1.0%

               Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate the Lenders' actual damages from Borrower's early termination of this Agreement pursuant to SECTION 1.1(e) above, (ii) the Early Termination Fee is intended to be a fair and reasonable approximation of such damages, and (iii) the Early Termination Fee is not intended to be a penalty.

          1.7 CASH MANAGEMENT SYSTEMS. On or prior to the Closing Date, Borrower and Parent will establish, and Borrower and Parent will maintain until the Termination Date, the Cash Management System described on ANNEX C.

          1.8 RECEIPT OF PAYMENTS. Borrower shall make each payment owing by it hereunder not later than 2:00 p.m. (Eastern Standard time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. Solely for purposes of determining the amount of funds available for borrowing by Borrower hereunder, (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received upon (i) deposit in the Collection Account, and (ii) notice to the Agent of such deposit, and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received when the proceeds thereof are available for withdrawal by the Agent from the Collection Account.

          1.9 APPLICATION AND ALLOCATION OF PAYMENTS. Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that the Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations as the Agent may deem advisable. In the absence of a specific determination by the Agent with respect thereto, the same shall be applied to the Obligations in the following order: (i) then due and payable Fees and the Agent's expenses; (ii) then due and payable interest payments on the Loans, ratably in proportion to the interest accrued on each Loan; (iii) Obligations other than Fees, the Agent's expenses and interest and principal payments; and (iv) then due and payable principal payments on the Obligations, ratably in proportion to the aggregate, combined principal balance thereof (and such amount shall be applied, first, to any such Obligations then bearing interest at the Floating Rate then in effect and then to the Obligations then bearing interest at any Fixed Rate then in effect and the payments to be applied to the latter Obligations shall be applied to those having the shortest Interest Periods first). The Agent is authorized to, and at its option and to the extent permitted by law, the Agent may, make or cause to be made Revolving Credit Loans by the Lenders (according to their Pro Rata Shares) to Borrower for payment of all Fees, expenses, Charges, costs, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent such Obligations are not paid as and when due.

          1.10 LOAN ACCOUNT AND ACCOUNTING. Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: (a) all advances of Loans, (b) all payments made by Borrower, and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower and the other Lenders a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

          1.11 INDEMNITY. Borrower shall indemnify and hold each of the Agent and the Lenders and their respective Affiliates, officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PERSON"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended to Borrower under this Agreement or any of the other Loan Documents or in connection with or arising out of any of the transactions contemplated hereunder and thereunder, including any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive, exemplary or consequential damage or expense (including reasonable attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses), directly or indirectly resulting from, arising out of, or based upon (i) the presence, Release, use, manufacture, installation, generation, discharge, storage or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, any of the Subject Property, or (ii) the violation or alleged violation by Borrower or any other Credit Party of any law, statute, ordinance, order, rule, regulation, permit, judgment or license relating to the use, generation, manufacture, installation, Release, discharge, storage or disposal of Hazardous Materials to or from any of the Subject Property; which indemnity shall include, without limitation, (A) any damage, liability, fine, penalty, punitive, exemplary or consequential damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease, death, pain or suffering), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, Release or other adverse effect on the environment, and
(B) the cost of any required or necessary repair, cleanup, treatment, remediation or detoxification of any of the Subject Property and the preparation and implementation of any closure, disposal, remedial or other required actions in connection with any of the Subject Property; PROVIDED, that Borrower shall not be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS.

          1.12 ACCESS. Each of Parent and Borrower shall, upon not less than two (2) days' advance notice (unless a Default or Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Agent shall have access at any and all times), (i) provide access during normal business hours to the Agent and any of its officers, employees and agents, as frequently as the Agent reasonably determines to be appropriate, to the properties and facilities of any Credit Party; (ii) permit the Agent and any of its officers, employees and agents to inspect, audit and make extracts from any Credit Party's records, files and books of account, and
(iii) permit the Agent to inspect, review and evaluate such Credit Party's accounts and other records, at such Credit Party's locations and at premises not owned by or leased to such Credit Party. Each of Parent and Borrower shall promptly make available to the Agent and its counsel, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and PRO FORMA), filings with federal, state and local regulatory agencies, and other instruments and documents which the Agent may request. Each of Parent and Borrower shall deliver any document or instrument reasonably necessary for the Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for any Credit Party, and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by any Credit Party. Each of Parent and Borrower shall instruct its certified public accountants and its banking and other financial institutions to make available to the Agent such information and records as the Agent may reasonably request. Unless a Default or Event of Default is then continuing, the Agent and the Lenders shall not exercise any of its rights under this Section if and to the extent the same unreasonably interferes with the operation of the Credit Parties' business.

          1.13 TAXES. (a) Any and all payments by Borrower, Parent or any other Credit Party hereunder or under the Notes or any other Loan Document shall be made, in accordance with this SECTION 1.13, free and clear of and without deduction for any and all present or future

Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes or any other Loan Document, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.13) each of the Lenders and the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

               (b) Borrower shall indemnify and pay, within 10 days of demand therefor, the Agent or any Lender for the full amount of Taxes (including without limitation, any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.13) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

               (c) Within 30 days after the date of any payment of Taxes, Borrower shall furnish or cause to be furnished to the Agent, at its address referred to in SECTION 10.9, the original or a certified copy of a receipt evidencing payment thereof.

               (d) Each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

          1.14 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY. (a) If (i) any Lender determines that the making or maintenance by it of any Fixed Rate Loan hereunder would violate any applicable law, rule or regulation or the interpretation or application thereof (whether or not having the force of law),
(ii) any Lender determines that deposits of the type and maturity appropriate to fund any Fixed Rate Loan or any Interest Period hereunder are not available in the relevant market, or (iii) any Lender determines that, due to circumstances affecting such Lender or the relevant market or such Lender's position in such market at the time a Notice of Fixed Rate Election is given, the Adjusted LIBOR does not fully reflect such Lender's cost of maintaining particular interest rate options and/or Interest Periods hereunder, then the availability of the Fixed Rate option and/or any particular Interest Period therefor may be suspended by such Lender for new Interest Periods until such time as such Lender determines, in its judgment, that market conditions or legal considerations permit the same to be reinstated.

               (b) If, due to either (i) the introduction of or any change (other than a change by way of imposition of or increase in reserve requirements already included in computing the relevant Fixed Rate) in or in the interpretation of any law or regulation after the date hereof or

(ii) the compliance with any guideline or request from any central bank or other Governmental Authority issued after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Fixed Rate Loan (other than an increase in the Adjusted LIBOR or the Prime Rate itself, as the case may be), then within ten (10) days after written notice and demand by such Lender, Borrower shall from time to time pay such Lender such additional amounts as are sufficient to compensate such Lender for such increased cost. Each such notice and demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the basis for computing the additional amount claimed by such Lender, and each such certificate shall, in the absence of manifest error, be conclusive evidence of the amount of such cost.

               (c) Without limiting paragraph (b) above, in the event that any Lender determines after the date hereof that the introduction or change after the date of this Agreement of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction which is introduced or changed after the date of this Agreement, does or shall have the effect of reducing the rate of return on the such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy and assuming the full utilization of such Lender's capital immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall promptly after its determination of such occurrence notify the Borrower thereof. The Borrower agrees to pay to such Lender as an additional fee from time to time, within ten (10) days after written notice and demand by such Lender, such amount as such Lender certifies to be the amount that will compensate it for such reduction in connection with its obligations hereunder. A certificate of such Lender claiming compensation under this paragraph shall be conclusive in the absence of manifest error or fraud and shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use reasonable averaging and attribution methods.

               (d) In order to induce each Lender to fund and maintain any Fixed Rate Loan at a Fixed Rate on the terms provided herein, and in consideration of such Lender's entering into funding arrangements from time to time in contemplation thereof, Borrower agrees that if any Fixed Rate Loan made by such Lender is repaid or prepaid in full or in part on any day other than the last day of the Interest Period therefor (whether any such repayment or prepayment is voluntarily made by Borrower or is required to be made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), Borrower shall pay to such Lender, upon the request of such Lender, such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender

(as determined by such Lender in its sole judgment) by reason of the liquidation or re-employment of funds acquired or committed to be acquired by Lender to fund or maintain such Fixed Rate Loan, pursuant to such Lender's customary funding arrangements. The amount of any such loss or expense shall include the excess, if any, of (i) such Lender's cost or deemed cost of obtaining funding for the amount necessary to fund or maintain such Fixed Rate Loan for the Interest Period applicable thereto over (ii) the return such Lender will receive on it re-employment of such funds, each as determined by Lender in its sole judgment. Without limiting the generality of the foregoing, each Lender may compute such loss or expense on the basis of such funds having been borrowed by such Lender at a rate equal to the interest rate on United States Treasury bills or notes with a maturity that most closely approximates the end of the relevant Interest Period as quoted by Telerate News Service (page 5) at the close of business on the first (1st) day of the Interest Period in respect of such Fixed Rate Loan, and on the reinvestment by such Lender of such funds in United States Treasury bills or notes with a maturity that most closely approximates the end of the relevant Interest Period as quoted by Telerate News Service (page 5) at the close of business on the date of repayment or prepayment of such Fixed Rate Loan (or as such United States Treasury bill or note rates are quoted by such other nationally-recognized quote service as may be specified by such Lender to the Borrower from time to time). Each such request shall be accompanied by a certificate of the requesting Lender setting forth in reasonable detail the basis for computing the amount of such loss or expense, and each such certificate shall, in the absence of manifest error, be conclusive.

               (e) The calculation of all amounts payable to any Lender under this Agreement with respect to any Fixed Rate Loan made by it shall be made as though such Lender had actually funded such Fixed Rate Loan through the purchase of deposits in the relevant market and in an amount equal to the amount of the Fixed Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Fixed Rate Loan from an offshore office of such Lender to a domestic office of such Lender in the United States of America; PROVIDED, however, that such Lender may fund each of the Fixed Rate Loans in any manner it sees fit and the foregoing assumptions shall be used only for calculation of amounts which may be payable by Borrower to such Lender under this Agreement with respect thereto.

          2.       CONDITIONS PRECEDENT

          2.1      CONDITIONS TO THE INITIAL LOANS OR INITIAL LETTER OF
CREDIT OBLIGATIONS. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Lenders and the Agent hereunder, the Lenders and the Agent shall not be obligated hereunder to make the initial Loans or to incur the initial Letter of Credit Obligations, or to take, fulfill, or perform any other action hereunder, unless and until each and every of the following conditions have been satisfied, in the Agent's and the initial Lenders' sole discretion, or waived in writing by the Agent and the initial Lenders:

               (a) This Agreement or counterparts thereof shall have been duly executed by, and delivered to, Borrower, Parent, the initial Lenders and the Agent.

               (b) The Agent shall have received such documents, instruments and agreements as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements listed in the Schedule of Documents, each in form and substance reasonably satisfactory to the Agent.

               (c) Evidence satisfactory to the Agent that the Existing Indebtedness will be refinanced in full on the Closing Date from the proceeds of the initial Loans and that all Liens on any Credit Party's assets securing the Existing Indebtedness will be terminated and released on the Closing Date.

               (d) Evidence satisfactory to the Agent that each Credit Party has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required (if any), including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

               (e) Evidence satisfactory to the Agent that the insurance policies provided for in SECTION 3.20 and SCHEDULE 3.20 are in full force and effect, together with appropriate evidence showing loss payable endorsements or clauses in favor of the Agent and in form and substance acceptable to the Agent, and that the Agent has been named an additional insured under each Credit Party's liability policies, all as required by SECTION 5.5(b) hereof.

               (f) A duly completed and executed initial Borrowing Base Certificate shall have been delivered to the Agent by Borrower demonstrating to the Agent's satisfaction that the Eligible Accounts and Eligible Inventory of Borrower supporting the initial Loans and the initial Letter of Credit Obligations (net of the amount, if any, of the reserves to be established on the Closing Date) are sufficient in value, as determined by the Agent, to provide Borrower with an Unused Borrowing Availability after giving effect to all such initial Loans and the initial Letter of Credit Obligations (including without limitation all such Loans used to refinance the Existing Indebtedness and to pay the Tax Deficiency) of not less than $2,000,000.

               (g) Payment by Borrower of the Fees due on the Closing Date as provided in SECTION 1.6 above together with all fees, costs and expenses of closing incurred by the Agent(including fees of consultants and special counsel to the Agent presented as of the Closing Date) to the extent Borrower is obligated to reimburse the Agent therefor pursuant to SECTION 10.2 hereof.

          2.2 FURTHER CONDITIONS TO EACH LOAN OR LETTER OF CREDIT OBLIGATION. It shall be a further condition to the funding of the initial and each subsequent Loan and to the incurrence of the initial and each subsequent Letter of Credit Obligation that each and every of the following statements shall be true on the date of each such funding or incurrence, as the case may be:

               (a) All of the Credit Parties' representations and warranties contained herein or in any of the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date and the date on which each such Loan is made or each such Letter of

Credit Obligation is incurred as though made or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement or such other Loan Document.

               (b) No event shall have occurred and be continuing, or would result from the making of such Loan or the incurrence of such Letter of Credit Obligation, which constitutes or would constitute a Default or an Event of Default.

               (c) After giving effect to the making of such Loan or the incurrence of such Letter of Credit Obligation, the aggregate principal amount of the Revolving Credit Loans shall not exceed the maximum amount permitted by
SECTION 1.1(a) and SECTION 1.1(d) and the aggregate outstanding Letter of Credit Obligations shall not exceed the maximum amount permitted by ANNEX B.

               (d) Each of the conditions set forth in SECTION 2.1(a) through
(e) shall continue to be satisfied by Borrower as of such date.

               (e) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated thereby and which, in the Agent's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

Each request or acceptance by Borrower of the proceeds of any Loan, and each request by Borrower for the incurrence of any Letter of Credit Obligation, shall be deemed to constitute, as of the date of such request or acceptance,
(i) a representation and warranty by Borrower and Parent that the conditions in this SECTION 2.2 have been satisfied and (ii) a confirmation by all Credit Parties of the granting and continuance of the Agent's Liens in the Collateral pursuant to the Collateral Documents.

          3.   REPRESENTATIONS AND WARRANTIES

                   To induce the Lenders and the Agent to make the Loans and Letter of Credit Obligations available to Borrower, and to make Loans and to incur Letter of Credit Obligations in each case as herein provided for, each of Parent and Borrower makes (as to itself and each other Credit Party) the following representations and warranties to the Lenders and the Agent, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement and shall survive the execution and delivery of this
Agreement:

               3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Credit Party
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (ii) has the requisite corporate power and authority and the legal right to obtain credit, to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and (v) is in compliance with all applicable provisions of law where the failure to comply could reasonably be expected to result in a Material Adverse Effect.

               3.2 EXECUTIVE OFFICE; CORPORATE OR OTHER NAMES. The current location of the chief executive office and principal place of business of each of Borrower and Parent are set forth on SCHEDULE III to the Security Agreement executed by such Credit Party. During the five-year period immediately preceding the date of this Agreement, each such Credit Party has not been known as or used any corporate, fictitious or trade names except as disclosed on
SCHEDULE III to the Security Agreement executed by such Credit Party.

               3.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party of the Loan Documents executed by it and all instruments and documents to be delivered by such Credit Party hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within such Credit Party's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action on its part; (iii) are not in contravention of any provision of such Credit Party's certificate or articles of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which any such Person or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of any Credit Party other than those in favor of the Agent, all pursuant to the Loan Documents; and
(vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 2.1(d), all of which will have been duly obtained, made or complied with prior to the Closing Date. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of the Credit Party which executed it and each shall then constitute a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms.

               3.4 FINANCIAL STATEMENTS AND PROJECTIONS. Parent and Borrower have delivered the financial statements and projections identified on SCHEDULE 3.4, and each such financial statement complies with the description thereof contained on SCHEDULE 3.4.

               3.5 MATERIAL ADVERSE CHANGE. Neither Parent, Borrower nor any other Credit Party, as of March 31, 1996, had any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements (including footnotes) of the Credit Parties as of and for the period ending with such date which were heretofore delivered by them to the Agent and which could reasonably be expected, alone or in the aggregate, to have or result in a Material Adverse Effect. Except for the Fourth Quarter 1997 Restructuring Charges, there has been no material adverse change in the business, assets, operations, prospects or financial or other condition of the Credit Parties taken as a whole since March 31, 1996.

               3.6 OWNERSHIP OF PROPERTY; LIENS. (a) Except as described on
SCHEDULE 3.6, the real estate listed on SCHEDULE 3.6 constitute all of the real property owned, leased, or used by any Credit Party in its business. Each such Credit Party owns: (i) good fee simple title to all of such Person's real estate, and valid leasehold interests in all of such Person's Leases (both as lessor and lessee, sublessee or assignee), all as described on SCHEDULE 3.6, and (ii) good title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of such Person are subject to any Liens, except Permitted Encumbrances; and each such Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Person's right, title and interest in and to all such real estate and other assets or property. Except as described on SCHEDULE 3.6,
(i) neither any Credit Party nor any other party to any such Lease described on
SCHEDULE 3.6 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease; (ii) no Credit Party owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Person except as set forth therein; and (iii) no portion of any real property owned or leased by any Credit Party has suffered any material damage by fire or other casualty loss or a Release which has not heretofore been completely repaired and restored to its original condition or is being remedied. All permits required to have been issued or appropriate to enable all real property owned or leased by any Credit Party to be lawfully occupied and used for all of the purposes for which it is currently occupied and used, has been lawfully issued and is, as of the date hereof, in full force and effect.

               3.7 RESTRICTIONS; NO DEFAULT. No contract, lease, agreement or other instrument to which any Credit Party is a party or by which any such Person or any of its properties or assets is bound or affected and no provision of applicable law or governmental regulation has or results in a Material Adverse Effect, or insofar as any Credit Party can reasonably foresee could have or result in a Material Adverse Effect. No Credit Party is in default, and to Borrower's knowledge no third party is in default, under or with respect to any material contract, agreement, lease or other instrument to which any such Credit Party is a party. No Default or Event of Default has occurred and is continuing.

               3.8 LABOR MATTERS. There are no strikes or other labor disputes against any Credit Party that is pending or, to Parent's or Borrower's knowledge, threatened which could have or result in a Material Adverse Effect. Hours worked by and payments made to employees of each Credit Party have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could have or result in a Material Adverse Effect. All payments due from each Credit Party on account of employee health and welfare insurance which could reasonably be expected to have or result in a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Credit Party. No Credit Party has any obligation under any collective bargaining agreement or any employment agreement except as set forth on SCHEDULE 3.8. There is no organizing activity involving any Credit Party pending or threatened by any labor union or group of employees except as set forth on SCHEDULE 3.8. Except as set forth on SCHEDULE 3.8, there are no representation proceedings involving employees of any Credit Party pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party have made a pending demand for recognition. There are no complaints or charges against any Credit Party pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by such Credit Party of any individual except as set forth on
SCHEDULE 3.8.

               3.9 SUBSIDIARIES, JOINT VENTURES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth on SCHEDULE 3.9, Parent has no Subsidiaries. Except as set forth on SCHEDULE 3.9, neither Parent nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All outstanding Stock and Indebtedness of Parent and its Subsidiaries are described on SCHEDULE 3.9.



               3.10 GOVERNMENT REGULATION. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits such Person's ability to incur Indebtedness, pledge its assets or to perform its obligations hereunder or under any other Loan Document and the making of any Loans by the Lenders, the incurring of any Letter of Credit Obligations by the Agent and/or the Lenders, the application of the proceeds of any such Revolving Credit Loans or credits and repayment thereof by Borrower or the other Credit Parties and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

               3.11 MARGIN REGULATIONS. None of the Credit Parties owns any "margin security", as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and none of the proceeds of any of the Loans or the Letters of Credit will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. Borrower will not take or permit to be taken any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

                  3.12 TAXES. Except as disclosed on SCHEDULE 3.12, all federal, state, local and foreign tax returns, reports and statements required to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Except as disclosed on SCHEDULE 3.12, each Credit Party has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. SCHEDULE 3.12 sets forth those taxable years for which any Credit Party's tax returns are being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit or which are otherwise outstanding. Except as described on SCHEDULE 3.12, none of the Credit Parties has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges, (ii) filed a consent pursuant to IRC
Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)), or (iii) agreed to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. None of the Credit Parties has any obligations under any tax sharing agreement except as disclosed on SCHEDULE 3.12. Parent and Borrower shall cause the Tax Deficiency to be paid on the Closing Date with the proceeds of the initial Loans made hereunder.

               3.13 ERISA. (a) SCHEDULE 3.13 lists all Plans maintained or contributed to by any Credit Party and all Qualified Plans maintained or contributed to by any other ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to
Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Parent and Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither any Credit Party nor any other ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. None of the Credit Parties has been engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject any or all of the Credit Parties (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

               (a) Except as set forth on SCHEDULE 3.13: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) No ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Parent or Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) any Credit Party or any other ERISA Affiliate with respect to any Plan; (iv) neither any Credit Party nor any other ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years, neither Credit Party nor or any other ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment for reasons other than retirement (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); (vii) the Credit Parties and the other ERISA Affiliates have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply could not reasonably be expected have or result in any Material Adverse Effect; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

               3.14 NO LITIGATION. Except as set forth on SCHEDULE 3.8 or
SCHEDULE 3.14, no action, claim or proceeding is now pending or, to the knowledge of Parent or Borrower, threatened against any Credit Party at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges any Credit Party's right, power or competence to enter into or perform any of its obligations under any Loan Document, or the validity or enforceability of any Loan Document or any action hereunder or thereunder or
(ii) which if determined adversely, could reasonably be expected to have or result in a Material Adverse Effect, nor to the knowledge of Parent or Borrower does a state of facts exist which is reasonably likely to give rise to such proceedings.

               3.15 BROKERS. Except as set forth on SCHEDULE 3.15, no broker or finder acting on behalf of Parent, Borrower or any other Credit Party brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the other credit transactions contemplated by the Loan Documents and none of the Credit Parties has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

               3.16 EMPLOYMENT MATTERS. Except as set forth on SCHEDULE 3.16, there are no (i) employment, consulting or management agreements covering management of any or all of the Credit Parties, or (ii) collective bargaining agreements or other labor agreements covering any employee of any Credit Party. A true and complete copy of each such agreement has been furnished to the Agent by Borrower or Parent.

               3.17 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Except as otherwise set forth on SCHEDULE 3.17, each Credit Party owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on SCHEDULE 3.17.
SCHEDULE 3.17 lists all tradenames or other names under which each Credit Party conducts business. Each Credit Party conducts its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not have or result in a Material Adverse Effect. To the Parent's and the Borrower's knowledge there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of any Credit Party.

               3.18 FULL DISCLOSURE. No information contained in this Agreement, the other Loan Documents, the Projections, the Financials or any written statement furnished by or on behalf of any Credit Party pursuant to the terms of this Agreement, which has previously been delivered to the Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No event has occurred since March 31, 1996 and is continuing which has had or could reasonably be expected to have or result in a Material Adverse Effect (other than the Fourth Quarter 1997 Restructuring Charges).

               3.19 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 3.19, to the Parent's and Borrower's knowledge the Subject Property is free of any material contamination from any Hazardous Material. In addition, SCHEDULE 3.19 discloses potential material environmental liabilities of any Credit Party of which the Parent or Borrower has knowledge (i) related to noncompliance with the Environmental Laws or (ii) associated with the Subject Property. Except as set forth on SCHEDULE 3.19, none of the Credit Parties has caused or suffered to occur any material Release of any Hazardous Material at, under, above or within any of the Subject Property.

               3.20 INSURANCE POLICIES. SCHEDULE 3.20 PART II lists all insurance of any nature maintained for current occurrences by the Credit Parties, as well as a summary of the terms of such insurance. Parent and Borrower covenant that such Insurance complies with and shall at all times comply with the standards set forth on SCHEDULE 3.20, PART I.

               3.21 CASH MANAGEMENT AND OTHER DEPOSIT ACCOUNTS. SCHEDULE 3.21 list all banks at which any Credit Party maintains any deposit and/or other such accounts, including, without limitation, the Cash Management Accounts, and such Schedule correctly identifies the name, address and telephone number of each such bank, the name in which each such account is held at such bank, a description of the purpose of each such account, and the complete account number for each such account. No Credit Party shall establish or maintain (or permit any of its Subsidiaries to establish or maintain) any other deposit accounts with any bank or other financial institution.

               3.22 SOLVENT FINANCIAL CONDITION. On the date of this Agreement as well as after giving effect to each Loan made hereunder and each Letter of Credit Obligation incurred hereunder, each of Parent and Borrower is and will be Solvent.

         4.    FINANCIAL STATEMENTS AND INFORMATION

               4.1 REPORTS AND NOTICES. Each of Parent and Borrower covenant and agree that from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Agent and/or the Lenders, as required, the Financial Statements, notices and Projections at the times and in the manner set forth on SCHEDULE 4.1.

               4.2 COMMUNICATION WITH ACCOUNTANTS. Each of Parent and Borrower authorizes (and shall cause each of the other Credit Parties to authorize) the Agent and the Lenders to communicate directly with its and the other Credit Parties' independent certified public accountants and tax advisors and authorizes those accountants to disclose to the Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Credit Parties. At or before the Closing Date, Parent and Borrower shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this SECTION 4.2 and authorizing the Agent and the Lenders to rely on the certified financial statements prepared by such accountants. Each such letter shall be in the form of EXHIBIT I or in such other form as may be acceptable to the Agent.

         5.    AFFIRMATIVE COVENANTS

                  Each of Parent and Borrower covenants and agrees (for itself and the other Credit Parties) that, unless the Requisite Lenders and the Agent shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

               5.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each of Parent and Borrower shall, and shall cause each of the other Credit Parties to,
(a) do or cause to be done all things necessary to preserve and keep in full force and effect such Person's corporate existence and its rights and franchises; (b) continue to conduct such Person's business substantially as now conducted or as otherwise permitted hereunder; (c) at all times take all commercially reasonable steps to maintain, preserve and protect all of such Person's trademarks, trade names and all other intellectual property and rights as licensee or licensor thereof, and to preserve all the remainder of such Person's property, in use or useful in the conduct of its business, and to keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time to make, or cause to be made, all necessary and commercially reasonable repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (d) in the case of each such Credit Party, transact business only in its corporate name or such fictitious or trade names as are expressly disclosed in the Security Agreement executed by such Credit Party.

               5.2 PAYMENT OF OBLIGATIONS. (a) Each of Parent and Borrower shall, and shall cause each of the other Credit Parties to, (i) pay and discharge or cause to be paid and discharged all such Person's Obligations, and
(ii) prior to an Event of Default, pay and discharge, or cause to be paid and discharged, such Person's Indebtedness other than the Obligations, and, subject to SECTION 5.2(b), pay and discharge all (A) Charges imposed upon such Person, its income and profits, or any of its property (real, personal or mixed), and
(B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

               (b) Any Credit Party may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under SECTION 5.2(a)(ii); PROVIDED, that at the time of commencement of any such action or proceeding, and during the pendency thereof (i) adequate reserves with respect thereto are maintained on the books of the contesting Person in accordance with GAAP, (ii) such contest operates to suspend collection of the contested Charges or claims and such contest is maintained and prosecuted continuously and with diligence, (iii) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (iv) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding, (v) the contesting Person shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to the Agent evidence acceptable to the Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to the contesting Person, and (vi) the Agent has not advised Borrower or Parent in writing that the Agent reasonably believes that nonpayment or nondischarge thereof could reasonably be expected to have or result in a Material Adverse Effect.

               5.3 BOOKS AND RECORDS. Each of Parent and Borrower shall, and shall cause each of the other Credit Parties to, keep adequate records and books of account with respect to such Person's business activities, in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials.

               5.4 LITIGATION. Borrower and Parent shall notify the Agent and the Lenders in writing, promptly upon learning thereof, of any litigation commenced or threatened against Borrower, Parent or any other Credit Party, and of the institution against Borrower, Parent or any other Credit Party of any suit or administrative proceeding, that (a) may involve an amount in excess of $100,000 or (b) could reasonably be expected to have or result in a Material Adverse Effect if adversely determined.

               5.5 INSURANCE. (a) Parent and Borrower shall, at their cost and expense, maintain and shall cause the other Credit Parties to maintain the policies of insurance described on SCHEDULE 3.20 in form and with insurers recognized as adequate by the Agent. Such polices shall be in such amounts as are set forth on SCHEDULE 3.20. Borrower shall notify the Agent and the Lenders promptly of any occurrence causing a material loss or decline in value of any of its or any other Credit Party's real or personal property and the estimated (or actual, if available) amount of such loss or decline. In the event any Credit Party at any time or times hereafter shall fail to obtain or maintain (or cause to be obtained or maintained) any of the policies of insurance required above or to pay (or cause to be paid) any premium in whole or in part relating thereto, the Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to the Agent and shall be additional Obligations hereunder secured by the Collateral, PROVIDED, that if and to the extent Borrower fail to promptly pay any of such sums upon the Agent's demand therefor, the Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Loans on behalf of Borrower for payment thereof.

               (b) Parent and Borrower shall deliver to the Agent endorsements to all of the Credit Parties' general liability and other liability policies naming the Agent an additional insured.

               5.6 COMPLIANCE WITH LAWS. (a) Each of Parent and Borrower shall, and shall cause each of the other Credit Parties to, comply in all material respects with all federal, state, local and foreign laws and regulations applicable to each such Credit Party and its assets and operations, including, without limitation, those relating to licensing, environmental, occupational safety, transportation, controlled substances, currency reporting or regulation, tariff, ERISA, air safety, customs, and labor matters.

               5.7 COMPLIANCE WITH AGREEMENTS. Each of Borrower shall, and shall cause each of the other Credit Parties to, perform within all required time periods (after giving effect to any applicable grace periods) all of such Person's obligations and enforce all of such Person's rights under each agreement to which such Person is a party, including, without limitation, any lease and customer contracts to which such Person is a party where the failure to so perform and enforce could have or result in a Material Adverse Effect. Parent and Borrower shall not, and shall not permit any other Credit Party to, terminate or modify any provision of any agreement to which such Person is a party which termination or modification could reasonably be expected to have or result in a Material Adverse Effect.

               5.8 SUPPLEMENTAL DISCLOSURE. On the request of the Agent(in the event that such information is not otherwise delivered by Parent or Borrower to the Agent and/or the Lenders pursuant to this Agreement), so long as there are Obligations outstanding hereunder, each of Parent and Borrower will supplement (or cause to be supplemented) each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate or misleading thereby; PROVIDED, however, that such supplement to such schedule or representation shall not be deemed an amendment thereof unless and until expressly consented to by the Requisite Lenders and the Agent in writing, and no such amendments, except as the same may be consented to by the Requisite Lenders and the Agent in a writing which expressly includes a waiver, shall be or be deemed a waiver of any Default or Event of Default disclosed therein.

               5.9 EMPLOYEE PLANS. Parent and Borrower shall notify the Agent and the Lenders of (i) any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against any Credit Party or any other ERISA Affiliate in connection with any Plan maintained, at any time, by any such Person or to which any such Person has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provided to any such Plan, and (ii) the occurrence of any "Reportable Event" with respect to any Pension Plan of any Credit Party or any other ERISA Affiliate.

               5.10 ENVIRONMENTAL MATTERS. Each of Parent and Borrower shall, and shall cause each of the other Credit Parties to, (i) comply in all material respects with the Environmental Laws applicable to such Person, (ii) notify the Agent and the Lenders promptly after such Person becomes aware of any material Release upon any premises owned or occupied by such Person, and (iii) promptly forward to the Agent and the Leaders a copy of any order, notice, permit, application, or any communication or report received by such Person in connection with any such material Release or any other matter relating to the Environmental Laws that may materially and adversely affect such premises. The provisions of this SECTION 5.10 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

               5.11 LANDLORD, PROCESSOR AND LICENSOR AGREEMENTS. Each of Parent and Borrower shall obtain a landlord agreement in substantially the form of EXHIBIT E (or in such other form as may be acceptable to the Agent) from the lessor of each leased premises currently being used by any such Credit Party as well as from the lessor of any new premises hereafter leased by such Credit Party. Within thirty (30) days after the Closing Date, each of Parent and Borrower also shall obtain a processor agreement in substantially the form of EXHIBIT F-1 (or in such other form as may be acceptable to the Agent) from each Person who currently or hereafter stores, processes, assembles or packages any of such Credit Party's Inventory and each of Parent; PROVIDED, HOWEVER, that a processor agreement need not be obtained from any such Person who will not have in its possession at any one time Inventory of Borrower and Parent having an aggregate value (at cost) of greater than $100,000. Within thirty (30) days after the Closing Date, Borrower also shall obtain a licensor agreement in substantially the form of EXHIBIT F-2 (or in such other form as may be acceptable to the Agent) from each Person who has granted such Credit Party a license to use any Trademark or Trademark registration by such Person which is being used by any Credit Party on any of its Inventory.

         6.       NEGATIVE COVENANTS

                  Each of Parent and Borrower covenants and agrees (for itself and the other Credit Parties) that, without the prior written consent of the Requisite Lenders and the Agent, from and after the date hereof until the Termination Date:

               6.1 MERGERS, ETC. No Credit Party shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary; PROVIDED, however, that any Subsidiary of Parent (other than Borrower) may merge, consolidate or otherwise combine with or sell all or substantially all of its assets to Parent, Borrower or another wholly-owned Subsidiary of Parent so long as Parent, Borrower or such other wholly-owned Subsidiary (as the case may be) is the surviving or acquiring entity in each such case and no other Default or Event of Default is caused thereby.

               6.2 INVESTMENTS; LOANS. No Credit Party shall make any investment in, or make any loans of money to any Person, through the direct or indirect holding of securities or otherwise, except (i) to the extent permitted under SECTION 6.1 above, (ii) Borrower may make loans or Revolving Credit Loans from time to time to any other Credit Party so long as no other Default or Event of Default is caused thereby and (iii) any Credit Party may make loans or advances of money to any Credit Party's employees or officers so long as the aggregate outstanding principal balance of all such loans or advances at any one time to any and all employees and officers of any and all Credit Parties shall not exceed $50,000.

               6.3 INDEBTEDNESS. No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (i) the Obligations, (ii) until refinanced on the Closing Date, the Existing Indebtedness, (iii) any other Indebtedness secured by Liens permitted under SECTION 6.7, (iv) any Indebtedness of any Credit Party to Borrower to the extent permitted under
SECTION 6.2 above, (v) all deferred taxes, (vi) Purchase Money Indebtedness to the extent such Indebtedness does not exceed $250,000 in aggregate outstanding principal amount at any one time, and (vii) any other Indebtedness set forth on
SCHEDULE 3.9.

               6.4 TRANSACTIONS WITH AFFILIATES AND PERFUMANIA. No Credit Party shall directly or indirectly purchase, acquire or lease any property from or sell, transfer or lease any property to, or render any service to or obtain any service from, or otherwise deal with, in the ordinary course of business or otherwise, Perfumania or any Affiliate of any Credit Party except upon terms which are no less favorable to such Credit Party than could be obtained in a comparable arm's length transaction with a non-affiliated Person; PROVIDED, HOWEVER, that this Section 6.4 shall not apply to any loans or advances by Borrower to any of its employees or officers to the extent such loans or advances are permitted under Section 6.2 above. Notwithstanding anything in this Agreement to the contrary, no Credit Party shall engage in any transactions with Perfumania or any Affiliate of any Credit Party except for purchases or sales of Inventory in the ordinary course of business and in accordance with the requirements of Section this 6.4.

               6.5 CAPITAL STRUCTURE AND BUSINESS. None of the Credit Parties shall: (i) make any changes in any of its business objectives, purposes, or operations which could materially and adversely affect the repayment of the Obligations or have or result in a Material Adverse Effect, (ii) make any change in their respective capital structures as described on SCHEDULE 3.9 (including, without limitation, the issuance of any shares of stock, warrants, or other securities convertible into stock or any revision of the terms of its outstanding Stock, except that Borrower or any other Subsidiary of Parent may issue additional shares of its Stock in favor of Parent provided that such shares constitute part of the Pledged Stock pledged to the Agent under the Stock Pledge Agreement), and except further that Parent may issue additional shares of its Stock; (iii) amend their respective certificates or articles of incorporation (or other charter instruments) or by-laws; or (iv) form or acquire any new Subsidiaries after the date of this Agreement. None of the Credit Parties shall engage in any type of business other than the respective type or types currently engaged in by each such Credit Party.

               6.6 GUARANTEED INDEBTEDNESS. None of the Credit Parties shall incur any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit or collection in the ordinary course of business and (b) for any other Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement.

               6.7 LIENS. None of the Credit Parties shall create or permit any Lien on any of such Person's properties or assets except (i) presently existing or hereafter created Liens in favor of Lender, (ii) Liens set forth on SCHEDULE 6.7, (iii) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted under SECTION 6.3 above, and (iv) other Permitted Encumbrances. Parent and Borrower also shall defend, and shall cause each of the other Credit Parties to defend, the right, title and interest of the Agent and the Lenders and Parent's, Borrower's or such other Credit Party's rights, titles and interest in, to and under the Collateral and the Proceeds thereof against the claims and demands of all Persons whomsoever.

               6.8 SALE OF ASSETS. None of the Credit Parties shall sell, transfer, convey, assign or otherwise dispose of any such Person's assets or properties, including, without limitation, its Accounts; PROVIDED, however, that the foregoing shall not prohibit (i) the sale of Inventory in the ordinary course of business, (ii) any sale of obsolete, unnecessary or scrap Equipment in the ordinary course of business and in accordance with the past practices of such Credit Party, (iii) any other sale of other assets expressly permitted by
SECTION 6.1, (iv) any Lien expressly permitted under SECTION 6.7, or (v) any sale of such Person's own Stock provided no other Default or Event of Default is caused thereby.

               6.9 EVENTS OF DEFAULT. Parent and Borrower shall not, and shall not permit any other Credit Party to, take any action or omit to take any action, which act or omission would constitute (a) a default or an event of default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or (b) a material default or an event of default pursuant to, or noncompliance with, any other contract, lease, mortgage, deed of trust or instrument to which such Person is a party or by which it or any of its property is bound, or any document creating a Lien.

               6.10 ERISA. Neither any Credit Party nor any other ERISA Affiliate shall acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an accumulated funding deficiency, as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(e)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, neither any Credit Party nor any other ERISA Affiliate shall terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to any such Person; permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; or at any time fail to provide the Agent or any Lenders with copies of any Plan documents or governmental reports or filings, if reasonably requested by such Person.

               6.11 FINANCIAL COVENANTS. Parent and Borrower shall not breach or fail to comply with any of the Financial Covenants (the "FINANCIAL COVENANTS") set forth on SCHEDULE 6.11.

               6.12 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 3.19, each of Parent and Borrower shall not, and shall not permit any other Credit Party to, cause or permit any material Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above, or about any of the Subject Property or the transportation of any Hazardous Materials to or from any of the Subject Property where such Release or presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate any Environmental Laws in any material respects.

               6.13 SALE-LEASEBACKS. None of the Credit Parties shall engage in any sale-leaseback or similar transaction involving any of such Person's assets.

               6.14 CANCELLATION OF INDEBTEDNESS. None of the Credit Parties shall cancel any claim or debt owing to such Person, except for reasonable consideration and in the ordinary course of its business.

               6.15 RESTRICTED PAYMENTS. Parent shall not make any Restricted Payments; PROVIDED, however, the Parent may make a Restricted Payment to the extent that (i) the aggregate amount of all Restricted Payments made by Parent in any one Fiscal Month (commencing with the Fiscal Month in which the Closing Date occurs) does not exceed $100,000, (ii) the aggregate amount of all Restricted Payments made by Parent in the last eleven months of its Fiscal Year ending March 31, 1998 or in any full Fiscal Year ending thereafter does not exceed $800,000, (iii) Borrower's Unused Borrowing Availability after Parent makes such Restricted Payment is not less than $2,000,000, and (iv) no other Default or Event of Default exists at the time of or would be caused by such Restricted Payment.

         7.    TERM.

               7.1 TERMINATION. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date.

               7.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENT. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless or cause or procedure) of any financing arrangements under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower, Parent or any other Credit Party or the rights of the Lenders and the Agent relating to any unpaid Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower, Parent and the other Credit Parties, and all rights and Liens of the Lenders and the Agent, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations and there are no Letter of Credit Obligations outstanding.

         8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

               8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

               (a) Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including, without limitation, any payment of principal of, or interest on, the Revolving Credit Loans or any payment of any Fees, and, in the case of the failure to make any payment of Fees, the continuation of such failure for seven (7) days after the due date of such payment.

               (b) Parent or Borrower shall fail or neglect to perform, keep or observe any of its covenants or obligations under SECTION 1.7, SECTION 4 or
SECTION 6, including, without limitation, any of the covenants or obligations set forth on ANNEX C, SCHEDULE 4.1 AND SCHEDULE 6.11, respectively.

               (c) Parent or Borrower shall fail or neglect to perform, keep or observe any of its other covenants or obligations under this Agreement (other than any such covenant or obligation referred to in PARAGRAPHS (a) or (b) above), and the same shall remain unremedied for a period ending on the first to occur of thirty (30) days after Parent or Borrower shall receive written notice of any such failure from the Agent or any Lender or thirty (30) days after the president, the chief executive officer, the chief financial officer, or the controller of Parent or Borrower shall become aware thereof.

               (d) A default shall occur in the payment of any amount (whether principal, interest or otherwise) payable on any Indebtedness of any Credit Party (other than the Obligations) or a default shall occur in the performance of any other agreement, term or covenant contained in any agreement, instrument or other document under which any of such Indebtedness is created, evidenced, secured or guaranteed if the effect of such default is to entitle (after giving effect to any applicable notice and/or cure rights) the holder or holders of such Indebtedness (or any trustee therefor) to cause such Indebtedness to become due at or prior to its stated maturity or to otherwise demand payment thereof; PROVIDED, however, that in the case of any Indebtedness noted above, the aggregate then outstanding balance of such Indebtedness must equal or exceed $100,000.

               (e) Any representation or warranty of Parent, Borrower or any other Credit Party made herein or in any other Loan Document or in any written statement delivered pursuant thereto or hereto or in any report, financial statement or certificate made or delivered to the Agent or any Lender by Parent, Borrower or any other Credit Party pursuant thereto or hereto shall be untrue or incorrect in any material respect as of the date when made or deemed made (including those made or deemed made pursuant to SECTION 2.2).

               (f) Any of the assets of any or all of Credit Parties having an individual or aggregate value (based on the higher of book value or fair market value) of $100,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person and such matter shall remain unstayed or undismissed for forty-five (45) consecutive days; or any Person other than a Credit Party shall apply for the appointment of a receiver, trustee or custodian for any Credit Party's assets and such matter shall remain unstayed or undismissed for forty-five (45) consecutive days; or any Credit Party shall have concealed removed or permitted to be concealed or removed, any part of such Person's property, with intent to hinder delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

               (g) A case or proceeding shall have been commenced against any Credit Party in a court having competent jurisdiction seeking a decree or order
(i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy, insolvency, moratorium or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or of any substantial part of its or their properties, or
(iii) ordering the winding up or liquidation of the affairs of such Credit Party and such case or proceeding shall remain undismissed or unstayed for forty-five
(45) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

               (h) Any Credit Party shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy, insolvency, moratorium or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Credit Party or of any substantial part of such Person's properties, (iii) fail generally pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

               (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment or money in excess of $150,000 in the aggregate shall be rendered against any or all of the Credit Parties unless the same shall be (i) fully covered by insurance in accordance with SECTION 5.5 or
(ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment.

               (j) Any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect and the Agent or any Lender shall have given the Parent or Borrower at least thirty (30) days written notice thereof.

               (k) Any provisions of any Collateral Document, after delivery thereof pursuant to SECTION 2.1, shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien created under any Collateral Document shall cease to be valid and perfected Lien having the first priority (or other priority if and as expressly permitted under the Collateral Document establishing such Lien) in any of the Collateral purported to be covered thereby.

               (l) The acquisition after the date of this Agreement by any Person or by any two or more such Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of twenty percent (20%) or more of the outstanding Voting Stock of Parent, or Borrower shall cease for any reasons to be a wholly-owned Subsidiary of Parent.

               (m) Parent, Borrower or any other Credit Party shall have been indicted or convicted or shall have plead guilty or NOLO CONTENDERE to any charge that such Person has violated the Federal Money Laundering Control Act, the Control Substances Act, the Currency and Foreign Transactions Reporting Act or any other federal, state or local drug, controlled substances, money laundering, currency reporting, racketeering, or racketeering-influenced-and-corrupt-organization statute or regulations, or any other similar federal, state or local forfeiture statute (including without limitation 18 USC ss. 1963).

               (n) Any of the Material Trademark Licenses shall expire or otherwise cease to be in effect, whether due to revocation, termination or non-renewal.

                  8.2 REMEDIES. (a) If any Event of Default shall have occurred and be continuing, or if a Default shall have occurred and be continuing and the Agent or the Requisite Lenders shall have determined not to make any Revolving Credit Loans or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend this facility with respect to further

Revolving Credit Loans and/or the incurrence of further Letter of Credit Obligations whereupon any further Revolving Credit Loans and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, the Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default shall have occurred and be continuing, the Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate this facility with respect to further Revolving Credit Loans or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in ANNEX B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(F), (G) or (H), all of the Obligations, including all Revolving Credit Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

                  8.3 WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement and applicable law, Borrower hereby waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent on which Borrower may in any way be liable, and hereby ratifies and confirms whatever the Agent may do in this regard, (ii) all rights to notice and a hearing prior to the Agent's taking possession or control of, or to the Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that each of it and the other Credit Parties has been advised by counsel of such Person's choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

         9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

                  9.1 ASSIGNMENT AND PARTICIPATIONS. (a) The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT" substantially in the form attached hereto as EXHIBIT N and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans, Letter of Credit Obligation and Commitment (or portion thereof) to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent by the assignee or assignor (as they may agree) of an assignment fee of $3,500. In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this SECTION 9.1(a), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document. Notwithstanding anything hereunder to the contrary, GE Capital shall not make any assignment of all or any portion of its interests in the Loans, the Letter of Credit Obligations or the Commitments to any of Fleet Capital, Heller Financial, Congress Financial or Bank of America Business Credit until after July 15, 1997 (if ever).

                  (b) Any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting
(i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.11, 1.13, 1.14 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this SECTION
9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Part II of SCHEDULE 3.4.

                  (e) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in SECTION 11.8.

                  9.2 APPOINTMENT OF AGENT. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this SECTION 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, or
(b) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

                  9.3 AGENT'S RELIANCE, ETC. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.4 GE CAPITAL AND AFFILIATES. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Requisite Lenders", "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

                  9.5 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in SECTION 3.4 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

                  9.6 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower or Parent and without limiting the obligations of Borrower or Parent hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower.

                  9.7 SUCCESSOR AGENT. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders, Parent and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Parent and Borrower, such approval not to be unreasonably withheld or delayed; PROVIDED that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Agent may be removed at the written direction of the holders (other than Agent) of two-thirds or more of the Commitments (excluding Agent's Commitment); provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Agent.

                  9.8 SETOFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to Borrower, Parent or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or Parent (regardless of whether such balances are then due to Borrower or Parent) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or Parent against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each of Parent and Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

                  9.9 REVOLVING CREDIT LOANS; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT.

                  (a) REVOLVING CREDIT LOANS; PAYMENTS. (i) Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Loan and in any event prior to 1:00 p.m. (Eastern Standard time) on the date such Notice of Revolving Credit Loan is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Revolving Credit Loan requested under such Notice of Revolving Credit Loan available to Agent in same day funds by wire transfer not later than 3:00 p.m. (Eastern Standard time) on the requested funding date, in the case of a Floating Rate Loan and not later than 11:00 a.m. (Eastern Standard time) on the requested funding date in the case of a Fixed Rate Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall deposit the proceeds of the requested Revolving Credit Loans to the Disbursement Account on Borrower's behalf pursuant to the Cash Management System. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                      (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (each, a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to the Loans or other Obligations. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans and other Obligations held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by each Lender by written notice to the Agent) not later than 2:00 p.m. (Eastern Standard time) on the next Business Day following each Settlement Date.

                  (b) AVAILABILITY OF LENDER'S PRO RATA SHARE. Agent may assume that each Lender will make each Loan available to Agent on each funding date. If any Loan is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of such Loan forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall repay such amount to Agent within five (5) days thereafter. Nothing in this SECTION 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

                  (c) RETURN OF PAYMENTS. (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  (d) NON-FUNDING LENDER. The failure of any Lender (such Lender, a "NON-FUNDING LENDER") to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "OTHER LENDER") of its obligations to make such Loan on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Loan to be made by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  (e) DISSEMINATION OF INFORMATION. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrower is required to provide all financial statements and collateral reports to Lenders in accordance with
SCHEDULE 4.1 and agree that Agent shall have no duty to provide the same to Lenders.

                  (f) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

         10.      SUCCESSORS AND ASSIGNS

                  10.1 SUCCESSORS AND ASSIGNS. This Agreement and the other
Loan Documents shall be binding on and shall inure to the benefit of the Borrower, Parent, Agent, Lenders, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Parent nor Borrower may assign, transfer, delegate or otherwise convey any of their respective rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of the Agent and the Lenders. Any such purported assignment, transfer, delegation or other conveyance by Parent or Borrower without the prior express written consent of the Agent and the Lenders shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of the Credit Parties , the Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

         11.      MISCELLANEOUS

                  11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof, supersede all prior agreements, understandings, correspondence, negotiations or inducements (whether express or implied, or oral or written), and may not be modified, altered or amended in accordance with
SECTION 11.2 below. Without limiting the generality of the immediately preceding sentence, any term sheet, letter of interest, letter of intent or commitment letter from the Agent or any Lender to Borrower or Parent predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be merged with and into and superseded by this Agreement.

                  11.2 AMENDMENTS AND WAIVERS. (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, Parent and Borrower, and the Requisite Lenders, or all affected Lenders, as applicable. Except as set forth in CLAUSES (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of the Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Schedule 1.(a) and 1.5(b), shall be effective unless the same shall be in writing and signed by Agent, all Lenders, Parent and Borrower.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release the Parent from liability under the Guaranty Agreement or, except as otherwise permitted herein or in the other Loan Documents, permit any Credit Party to sell or otherwise dispose of any Collateral with a value exceeding $1,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this SECTION

11.2 or the definition of the term "Requisite Lenders" insofar as such definition affects the substance of this SECTION 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (d) If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE"):

                           (i) requiring the consent of all affected Lenders,
                  the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this CLAUSE (i) or in CLAUSE (ii), below being referred to as a "NON-CONSENTING LENDER"), or

                           (ii) requiring the consent of Requisite Lenders, the
                  consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  11.3 FEES AND EXPENSES. Borrower shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the all related transactions and advice in connection therewith). Borrower shall reimburse Agent (and, with respect to CLAUSES (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                           (a) the forwarding to Borrower or any other Person on
behalf of Borrower by Agent of the proceeds of the Loans;

                           (b) any amendment, modification or waiver of, or
consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                           (c) any litigation, contest, dispute, suit,
proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                           (d) any attempt to enforce any remedies of Agent or
any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                           (e) any work-out or restructuring of the Loans during
the pendency of one or more Events of Default; and

                           (f) efforts to (i) monitor the Loans or any of the
other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including all such attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.3 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  11.4 NO WAIVER. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of SECTION 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

                  11.5 REMEDIES. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                  11.6 SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  11.7 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  11.8 CONFIDENTIALITY. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
SECTION 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

                  11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE 11.10 TO OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  11.10 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other